UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2007

KRAFT FOODS INC.

(Exact name of registrant as specified in charter)

Virginia (State or other jurisdiction of incorporation)	1-16483 (Commission File Number)	52-2284372 (I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois (Address of Principal Executive Offices)	60093-2753 (Zip Code)

Registrant’s telephone number, including area code: (847) 646-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The discussion under Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2007, Kraft Foods Inc. (the “Company”) expanded its board of directors (the "Board") to eleven members, and Lois D. Juliber and Frank G. Zarb have been appointed directors.

Ms. Juliber is retired Vice Chairman and Chief Operating Officer (“COO”) of Colgate-Palmolive Company.  Ms. Juliber, a highly regarded consumer products executive, retired in April 2005 as Vice Chairman and COO of Colgate-Palmolive Company, after having risen through both domestic and international senior-level operating and corporate roles.  Prior to that, she had been a corporate officer of General Foods Corporation and held a number of general management and marketing positions.  Ms. Juliber currently is a director of Goldman Sachs and E.I. du Pont de Nemours and Company, and Chairman of the MasterCard Foundation.

Mr. Zarb is Managing Director of the private equity firm Hellman & Friedman LLC.  In addition to his responsibilities at Hellman & Friedman, Mr. Zarb currently is a director of American International Group, Inc. (AIG) and Non-Executive Chairman of the Promontory Financial Group.   Previously, he was Chairman and Chief Executive Officer (“CEO”) of NASD, Inc. and The Nasdaq Stock Market, Inc.   Prior to that, he had been Chairman, CEO and President of insurance brokerage firm Alexander & Alexander Services, Inc.; Group Chairman of The Travelers Companies, Inc.; and Chairman and CEO of Smith Barney.

Information as to whether there are related persons transactions under Item 404(a) of Regulation S-K between the Company and Ms. Juliber and between the Company and Mr. Zarb is not available at this time.  An amended Form 8-K will be filed to disclose any such related persons transactions when the information is available.

Each of Ms. Juliber and Mr. Zarb will receive the standard compensation received by non-employee directors. These compensation arrangements are discussed in the Company’s Form 8-K dated April 24, 2007.

The Company also announced that Trian Fund Management, L.P., funds managed by it and certain of its affiliates (collectively, “Trian Partners”), has signed a standstill agreement with the Company, as a result of the decision to appoint the two new directors, who have been selected by the Company and supported for nomination by Trian Partners.  In the agreement, which follows discussions between the Company and Trian Partners, the Company confirms the Board’s intention to appoint Ms. Juliber and Mr. Zarb as directors.  Under the agreement, Trian Partners confirms, among other items, that they will support the Board’s full list of nominees at the Company’s next two annual meetings.  The full text of the agreement with Trian Partners, which is dated November 7, 2007, is included as Exhibit 10.1 hereto and is incorporated herein by reference.  The press release announcing these matters is attached as Exhibit 99.1 hereto.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 Effective November 7, 2007 the Board adopted an amendment to Article II, Section 2 of the Amended and Restated By-laws of the Company (the “By-laws”), increasing the size of the Board from nine to eleven members.  The complete text of the amendment is included as Exhibit 3.1 hereto and is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

3.1	Amendment to Amended and Restated By-laws of Kraft Foods Inc. dated November 7, 2007

10.1	Agreement among Kraft Foods Inc., Trian Fund Management, L.P. and the other entities and persons signatory thereto dated November 7, 2007

99.1	Press release of Kraft Foods Inc., dated November 7, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Inc.

	By:	/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary

Date: November 7, 2007

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